Exhibit (h)(2)(b)

Amendment to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of January 26, 2015 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved (i) on September 16, 2014, the name change of the Forward Endurance Long/Short Fund to the Forward Equity Long/Short Fund, effective August 1, 2014, and (ii) on December 10, 2014 the liquidation of the Forward Managed Futures Strategy Fund;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedule A – List of Portfolios;

WHEREAS, all capitalized terms used herein but not otherwise defined shall have the same meanings ascribed to them in the Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Secretary and Vice President, Funds

SCHEDULE A

To the Amended and Restated Transfer Agency and Services Agreement

As of January 26, 2015

Portfolio	Open Classes of Shares
Forward Balanced Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Commodity Long/Short Strategy Fund	Investor Class Institutional Class Class C Advisor Class Class Z

Forward Core Strategy Long/Short Fund	1

Forward Credit Analysis Long/Short Fund	Investor Class Institutional Class Class A Class C Advisor Class

Forward Dynamic Income Fund	Institutional Class Class A Investor Class

Forward EM Corporate Debt Fund	Investor Class Institutional Class Class C Advisor Class

Forward Emerging Markets Fund	Investor Class Institutional Class Advisor Class

Forward Equity Long/Short Fund	Investor Class Institutional Class

Forward Floating NAV Short Duration Fund	2

Forward Frontier Strategy Fund	Investor Class Institutional Class Advisor Class Class Z

Forward Global Dividend Fund	Investor Class Institutional Class Class A

Forward Global Infrastructure Fund	Investor Class Institutional Class Class A Class B Class C Advisor Class

[1]	The Forward Core Strategy Long/Short Fund is not yet operational. The open share classes will be added and the Fund will incur charges in accordance with Schedule B.
[2]	The Forward Floating NAV Short Duration Fund is not yet operational. The open share classes will be added and the Fund will incur charges in accordance with Schedule B.

Forward Growth & Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward High Yield Bond Fund	Investor Class Institutional Class Class C Class Z

Forward Income & Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Income Builder Fund	Investor Class Institutional Class Class A Class C

Forward International Dividend Fund	Investor Class Institutional Class Class A Class C Advisor Class

Forward International Real Estate Fund	Investor Class Institutional Class Class A Class C Advisor Class

Forward International Small Companies Fund	Investor Class Institutional Class Advisor Class

Forward Investment Grade Fixed-Income Fund	Investor Class Institutional Class Class Z

Forward Multi-Strategy Fund	Investor Class Institutional Class Class A Class C

Forward Real Estate Fund	Investor Class Institutional Class Class A Class C

Forward Real Estate Long/Short Fund	Investor Class Institutional Class Class A Class B Class C Advisor Class

Forward Select EM Dividend Fund	Investor Class Institutional Class Advisor Class Class C

Forward Select Income Fund	Investor Class Institutional Class Class A Class B Class C Advisor Class

Forward Select Opportunity Fund	Institutional Class Class A Class C Investor Class

Forward Small Cap Equity Fund	Investor Class Institutional Class Advisor Class

Forward Tactical Enhanced Fund	Investor Class Institutional Class Class A Class C Advisor Class

Forward Tactical Growth Fund	Investor Class Institutional Class Class A Class C Advisor Class

Forward Total MarketPlus Fund	Investor Class Institutional Class Class Z

Forward U.S. Government Money Fund	Investor Class Institutional Class